Duke REALTY

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS FIRST QUARTER 2019 RESULTS

23.4 Percent Growth in Rents on Leasing Activity

Stabilized Portfolio 98.4 Percent Leased

2019 Guidance Updated

(INDIANAPOLIS, April 24, 2019) – Duke Realty Corporation (NYSE: DRE), the largest domestic-only, logistics REIT, today reported results for the first quarter 2019.

Jim Connor, Chairman and Chief Executive Officer, said, "We had an excellent quarter, increasing Core FFO per share by 10.0 percent and same property net operating income by 7.2 percent compared to the first quarter of 2018. Due to our strong end to 2018, we had lower-than-typical lease expirations, but still renewed 1.5 million square feet of leases during the quarter, representing an 82.7 percent retention rate. Our rent growth on the leases we executed during the quarter was strong at 23.4 percent on a net effective basis and 9.0 percent on a cash basis, especially when considering most of our larger second-generation leases were executed in our Midwest markets. We also leased 957,000 square feet of recently completed speculative projects during the first quarter of 2019. Looking forward, we have a low level of lease rollover throughout the rest of 2019 and expect most of our leasing to come from recently completed development projects, as the fundamentals driving the industrial real estate sector continue at a healthy pace."

Quarterly Highlights

- A complete reconciliation, in dollars and per share amounts, of net income to funds from operations ("FFO"), as defined by NAREIT, as well as to Core FFO, is included in the financial tables included in this release.
- Net income was $0.12 per diluted share for the first quarter of 2019, compared to $0.20 per diluted share for the first quarter of 2018. Net income per diluted share decreased as the result of gains on property sales recognized in the first quarter of 2018.

- FFO, as defined by NAREIT, was $0.33 per diluted share for the first quarter of 2019, compared to $0.30 per diluted share for the first quarter of 2018. FFO per diluted share, as defined by NAREIT, increased due to significant investments in new industrial properties over the last year and overall improved operating performance.

- Core FFO was $0.33 per diluted share for the first quarter of 2019, compared to $0.30 per diluted share for the first quarter of 2018.

- Operating performance within the company's industrial portfolio included:
  - The company's stabilized portfolio was 98.4 percent leased at March 31, 2019, compared to 98.0 percent leased at December 31, 2018 and 98.5 percent leased at March 31, 2018
  - The company's in-service portfolio was 95.5 percent leased at March 31, 2019 compared to 96.3 percent leased at December 31, 2018 and 97.0 percent leased at March 31, 2018. The decreased percentage leased at March 31, 2019 was due to speculative projects being placed in service.
  - The company's total portfolio, including properties under development, was 93.0 percent leased at March 31, 2019 compared to 93.8 percent leased at December 31, 2018 and 94.4 percent leased at March 31, 2018
  - Tenant retention of 82.7 percent for the quarter
  - Same-property net operating income growth of 7.2 percent for the three-month period ended March 31, 2019 compared to the same period in 2018
  - Total leasing activity of 2.8 million square feet for the quarter
  - Overall cash and annualized net effective rent growth on new and renewal leases of 9.0 percent and 23.4 percent, respectively, for the quarter

- Capital transactions in the first quarter included:
  - Started five new development projects with expected costs of $169 million
  - Completed $78 million in acquisitions of two properties
  - Completed one unconsolidated joint venture property disposition, with the company's share of the sales price totaling $8 million

Real Estate Investment Activity

Mr. Connor further stated, "Given the very good market fundamentals, our regional teams continue to generate value-creation opportunities from development, starting five new speculative developments in our Southern California, South Florida and Texas markets. Even after considering our speculative development starts for the quarter, our total development pipeline, with expected costs of $765 million, is pre-leased at a market leading 52 percent.

We feel confident in our ability to execute further significant lease up of our pipeline considering the volume of prospective deals we currently have in negotiation.

We also increased our penetration into high-barrier markets during the first quarter through the acquisition of a 228,000 square foot Class A property in Seattle and a newly developed 349,000 square foot property in the Lehigh Valley of Pennsylvania, which were 72 percent leased on a combined basis."

Development

The first quarter included the following development activity:

Consolidated Properties

- The company started five speculative development projects with expected costs of $169 million totaling 2.0 million square feet. These speculative development projects included a one million square foot project in Southern California and two projects in South Florida totaling 247,000 square feet.
- Five projects totaling 2.1 million square feet, which were 18 percent leased in total, were placed in service.

Unconsolidated Joint Venture Properties

- A fully leased 149,000 square foot project in Indianapolis was placed in service by a 50 percent-owned joint venture.

Acquisitions

The company acquired a 228,000 square foot building in Seattle and a 349,000 square foot building in the Lehigh Valley of Pennsylvania, which were 72 percent leased on a combined basis.

Building Dispositions

Unconsolidated Joint Venture Properties

During the first quarter, a 50 percent-owned joint venture sold a 135,000 square foot property in Indianapolis.

Distributions Declared

The company's board of directors declared a quarterly cash distribution on its common stock of $0.215 per share, or $0.86 per share on an annualized basis. The first quarter dividend will be payable on May 31, 2019 to shareholders of record on May 16, 2019.

2019 Earnings Guidance

A reconciliation of the company's guidance for diluted net income per common share to FFO, as defined by NAREIT, and to Core FFO is included in the financial tables to this release. The company revised its guidance for FFO, as defined by NAREIT, to $1.36 to $1.46 per diluted share from its previous guidance of $1.33 to $1.43 per diluted share.

Commenting on the company's 2019 guidance, Mr. Connor stated, "Due to our strong start to 2019, and a robust pipeline of leasing and development prospects, we are increasing our guidance for Core FFO to a range of $1.39 to $1.45 per diluted share, from the previous range of $1.37 to $1.43 per diluted share. I'd like to note that Core FFO in the first quarter of 2019 was impacted by a higher level of general and administrative expenses due to the accounting requirement to accelerate expense recognition for certain retirement eligible participants in our annual stock compensation grant, which took place in February. We are also revising our guidance for growth in Adjusted Funds from Operations ("AFFO"), on a share-adjusted basis, to a range of 5.9 percent to 11.0 percent, from the previous range of 5.1 percent to 10.2 percent."

Other guidance changes are as follows:

- The guidance for growth in same-property net operating income was increased to a range of 3.50 percent to 5.00 percent from the previous range of 3.25 percent to 4.75 percent.
- The estimate for average percent leased within the company's stabilized portfolio was revised to a range of 97.5 percent to 98.5 percent from the previous range of 96.7 percent to 98.7 percent

More specific assumptions and components of the company's 2019 guidance will be available by 6:00 p.m. Eastern Time today through the Investor Relations section of the company's website. A number of factors could limit our ability to deliver results in line with our assumptions, such as interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the company or potential buyers of real estate, and the timing and yield for dispositions and acquisitions. There can be no assurance that the company can achieve such results. Except as required, the company undertakes no duty to update forward looking statements.

FFO and AFFO Reporting Definitions

FFO: FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO is calculated as net income or loss in accordance with generally accepted accounting principles ("GAAP") excluding depreciation and amortization related to real estate, gains and losses on sales of real estate assets (including real estate assets incidental to our business) and related taxes, gains and losses from change in control, impairment charges related to real estate assets (including real estate assets incidental to our business) and similar adjustments for unconsolidated joint ventures and partially owned consolidated entities. We believe FFO to be most directly comparable to net income or loss as defined by GAAP and that FFO should be examined in conjunction with net income as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Core FFO: Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include tax expenses or benefits related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the previous adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as "other income tax items"), gains or losses on debt transactions, gains or losses from involuntary conversion from weather events or natural disasters, promote income, severance and other charges related to major overhead restructuring activities and the expense impact of costs attributable to successful leasing activities. Although our calculation of Core FFO differs from NAREIT's definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance.

AFFO: AFFO is a supplemental performance measure defined by the company as Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period and adjusted for certain non-cash items including straight line rental income and expense, non-cash components of interest expense and stock compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

Same-Property Performance

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net operating

income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at the company's ownership percentage.

A reconciliation of net income from continuing operations to same-property net operating income is included in the financial tables to this release. A description of the properties that are excluded from the company's same-property net operating income measure is included on page 15 of its March 31, 2019 supplemental information.

About Duke Realty Corporation

Duke Realty Corporation owns and operates approximately 156 million rentable square feet of industrial assets in 20 major logistics markets. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P 500 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

First Quarter Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, April 25, 2019, at 3:00 p.m. ET to discuss its first quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company's website.

A copy of the company's supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company's website.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief, or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments; (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company’s common stock; (xii) the reduction in the company’s income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from

developments relating to any of items (i) – (xv). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission. The company refers you to the section entitled "Risk Factors" contained in the company's Annual Report on Form 10-K for the year ended December 31, 2018. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Investors:
Ron Hubbard
317.808.6060

Media:
Helen McCarthy
317.708.8010

Duke Realty Corporation and Subsidiaries
Consolidated Statement of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,	
	2019	2018
Revenues:		
Rental and related revenue	**$ 209,965**	$ 193,456
General contractor and service fee revenue	**54,964**	41,101
	264,929	234,557
Expenses:		
Rental expenses	**20,668**	19,913
Real estate taxes	**32,442**	31,146
General contractor and other services expenses	**52,586**	40,409
Depreciation and amortization	**75,992**	77,529
	181,688	168,997
Other operating activities:		
Equity in earnings of unconsolidated joint ventures	**4,715**	8,287
Gain on sale of properties	**(163)**	44,886
Gain on land sales	**750**	2,949
Other operating expenses	**(2,123)**	(1,269)
Non-incremental costs related to successful leases	**(2,156)**	—
General and administrative expenses	**(21,983)**	(21,023)
	(20,960)	33,830
Operating income	**62,281**	99,390
Other income (expenses):		
Interest and other income, net	**2,758**	4,463
Interest expense	**(22,132)**	(20,000)
Loss on debt extinguishment	**(13)**	—
Gain on involuntary conversion	**2,259**	—
Income from continuing operations, before income taxes	**45,153**	83,853
Income tax expense	**(385)**	(10,329)
Income from continuing operations	**44,768**	73,524
Discontinued operations:		
Income before gain on sales and income taxes	**—**	(8)
Gain on sale of properties	**155**	132
Income from discontinued operations	**155**	124
Net income	**44,923**	73,648
Net income attributable to noncontrolling interests	**(372)**	(685)
Net income attributable to common shareholders	**$ 44,551**	$ 72,963
Basic net income per common share:		
Continuing operations attributable to common shareholders	**$ 0.12**	$ 0.20
Diluted net income per common share:		
Continuing operations attributable to common shareholders	**$ 0.12**	$ 0.20

Duke Realty Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited and in thousands)

	March 31, 2019	December 31, 2018
ASSETS		
Real estate investments:		
Real estate assets	$ 7,428,408	$ 7,248,346
Construction in progress	482,326	477,162
Investments in and advances to unconsolidated joint ventures	116,679	110,795
Undeveloped land	379,839	360,816
	8,407,252	8,197,119
Accumulated depreciation	(1,380,313)	(1,344,176)
Net real estate investments	7,026,939	6,852,943
Real estate investments and other assets held-for-sale	1,940	1,082
Cash and cash equivalents	15,295	17,901
Accounts receivable	14,496	14,254
Straight-line rent receivable	115,210	109,334
Receivables on construction contracts, including retentions	24,095	41,215
Deferred leasing and other costs, net	308,460	313,799
Notes receivable from property sales	237,550	272,550
Other escrow deposits and other assets	218,495	180,946
	$ 7,962,480	$ 7,804,024
LIABILITIES AND EQUITY		
Indebtedness:		
Secured debt, net of deferred financing costs	$ 36,896	$ 79,563
Unsecured debt, net of deferred financing costs	2,549,928	2,548,938
Unsecured line of credit	240,000	30,000
	2,826,824	2,658,501
Liabilities related to real estate investments held-for-sale	41	—
Construction payables and amounts due subcontractors, including retentions	76,380	92,288
Accrued real estate taxes	67,460	73,358
Accrued interest	26,932	16,153
Other liabilities	238,246	205,433
Tenant security deposits and prepaid rents	45,426	45,048
Total liabilities	3,281,309	3,090,781
Shareholders' equity:		
Common shares	3,594	3,589
Additional paid-in capital	5,250,157	5,244,375
Accumulated other comprehensive loss	(14,018)	(4,676)
Distributions in excess of net income	(618,123)	(585,087)
Total shareholders' equity	4,621,610	4,658,201
Noncontrolling interests	59,561	55,042
Total equity	4,681,171	4,713,243
	$ 7,962,480	$ 7,804,024

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Three Months Ended March 31,

(Unaudited and in thousands, except per share amounts)

	2019				2018			
		Amount	Wtd. Avg. Shares	Per Share		Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	$	**44,551**			$	**72,963**		
Less dividends on participating securities		(388)				(437)		
Net income per common share-basic		**44,163**	**359,139**	**$ 0.12**		**72,526**	**356,740**	**$ 0.20**
Add back:								
Noncontrolling interest in earnings of unitholders		382	3,065			683	3,355	
Other potentially dilutive securities		—	158			—	305	
Net income attributable to common shareholders-diluted	$	**44,545**	**362,362**	**$ 0.12**	$	**73,209**	**360,400**	**$ 0.20**
Reconciliation to FFO								
Net income attributable to common shareholders	$	**44,551**	**359,139**		$	**72,963**	**356,740**	
Adjustments:								
Depreciation and amortization		75,992				77,529		
Depreciation, amortization and other - unconsolidated joint ventures		2,353				2,161		
Gains on sales of properties		8				(45,018)		
Gains on land sales		(750)				(2,949)		
Income tax expense triggered by sales of real estate assets		385				10,329		
Gains on sales of real estate assets - unconsolidated joint ventures		(2,499)				(6,217)		
Noncontrolling interest share of adjustments		(639)				(333)		
NAREIT FFO attributable to common shareholders - basic		**119,401**	**359,139**	**$ 0.33**		**108,465**	**356,740**	**$ 0.30**
Noncontrolling interest in income of unitholders		382	3,065			683	3,355	
Noncontrolling interest share of adjustments		639				333		
Other potentially dilutive securities			1,776				2,206	
NAREIT FFO attributable to common shareholders - diluted	$	**120,422**	**363,980**	**$ 0.33**	$	**109,481**	**362,301**	**$ 0.30**
Gains on involuntary conversion		(2,259)				—		
Loss on debt extinguishment		13				—		
Non-incremental costs related to successful leases		2,156				—		
Core FFO attributable to common shareholders - diluted	$	**120,332**	**363,980**	**$ 0.33**	$	**109,481**	**362,301**	**$ 0.30**
AFFO								
Core FFO - diluted	$	120,332	363,980	$ 0.33	$	109,481	362,301	$ 0.30
Adjustments:								
Straight-line rental income and expense		(5,932)				(6,534)		
Amortization of above/below market rents and concessions		(1,262)				(545)		
Stock based compensation expense		10,971				12,462		
Noncash interest expense		1,526				1,399		
Second generation tenant improvements		(2,224)				(2,459)		
Second generation leasing costs		(3,641)				(5,416)		
Building improvements		(1,036)				(583)		
AFFO - diluted	$	**118,734**	**363,980**		$	**107,805**	**362,301**	

Duke Realty Corporation and Subsidiaries
Reconciliation of Same Property Net Operating Income Growth
(Unaudited and in thousands)

	Three Months Ended	
	March 31, 2019	March 31, 2018
Income from continuing operations before income taxes	$ 45,153	$ 83,853
Share of same property NOI from unconsolidated joint ventures	4,159	4,006
Income and expense items not allocated to segments	114,005	59,625
Earnings from service operations	(2,378)	(692)
Properties not included and other adjustments	(26,618)	(21,516)
Same property NOI - Cash Basis	$ 134,321	$ 125,276
Percent Change	7.2%	

Duke Realty Corporation and Subsidiaries
Reconciliation of 2019 FFO Guidance
(Unaudited)

	Pessimistic	Optimistic
Net income attributable to common shareholders - diluted	**$ 0.92**	**$ 1.16**
Depreciation and gains on sales of real estate assets (including share of unconsolidated joint ventures)	0.44	0.30
NAREIT FFO attributable to common shareholders - diluted	**$ 1.36**	**$ 1.46**
Non-incremental costs related to successful leases	0.04	0.02
Other reconciling items	(0.01)	(0.03)
Core FFO attributable to common shareholders - diluted	**$ 1.39**	**$ 1.45**